SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 17, 2004


                                    TMS, INC.
             (Exact name of registrant as specified in its charter)


        Oklahoma                      0-18250               91-1098155
(State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
     of Incorporation                                   Identification No.)

                               5811 Trenton Avenue
                                  P.O. Box 1358
                           Stillwater, Oklahoma 74074

                                 (405) 707-9060
  (Address, including zip code, and telephone numbers, including area code, of
                          Principal executive offices)

                                206 West 6th Ave.
                           Stillwater, Oklahoma 74076
      (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

     On December 17, 2004 the Company entered into and closed an agreement with Measurement Incorporated ("MI") pursuant to which, as a part of the Company's plan of liquidation, the Company sold its interest in VSC Technologies, LLC in exchange for a cash payment of $250,000 and MI agreed to indemnify and hold the Company harmless with respect to all claims, expenses and damages arising out of the patent infringement lawsuit involving NCS Pearson, described below.

     Sale of Interest; Termination of Agreements. The Company sold to MI all of its 50% membership interest in VSC Technologies, LLC. This resulted in MI owning all of VSC Technologies, LLC. The Company did not retain any rights therein. As part of this transaction, all of the existing agreements between the Company and VSC Technologies, LLC or MI were terminated and any obligation of the Company to repay $350,000 in development cost was also terminated. PIC Acquisition, Inc. ("Pegasus") in connection with acquiring the Company's Component Product Technology business described in Item 2.01 below entered into new licensing agreements and maintenance support agreements with MI and VSC Technologies, LLC to replace those terminated.

     Indemnification. The Company is a party to a lawsuit involving the Virtual Scoring Center technology we transferred to VSC Technologies, LLC when it was formed. We do not believe the Virtual Scoring Center technology infringes any patents or rights of NCS Pearson, Inc. and were designed to avoid any such infringement. Nonetheless, NCS has alleged that certain aspects of the Virtual Scoring Center technology infringes on certain patent rights of NCS Pearson, which we have and continue to deny. There is currently pending in the United States District Court for the Eastern District of North Carolina a lawsuit involving these allegations to which MI, VSC Technologies, LLC and the Company are parties. MI agreed to indemnify and hold the Company harmless for any costs, expenses or damages related to this suit.

     Cooperation and Coordination. The Company has agreed with MI that it will continue to have a coordinator to assist MI in the ongoing discovery and defense of the lawsuit with NCS Pearson. In this regard, Deborah D. Mosier, the President and Chief Financial Officer, will continue on a consulting basis to coordinate on behalf of the Company during its winding-up in assembling and organizing documents, responding to discovery request and identifying witnesses, among other things.

Item 2.01  Completion of Acquisition or Disposition of Assets

     At a special meeting held on December 17, 2004, our shareholders approved the sale of the assets of our Component Product Technology division to PIC Acquisition, Inc. ("Pegasus"), a wholly owned subsidiary of Pegasus Imaging Corporation, and a plan of liquidation and dissolution of the Company. We also completed the final closing of the transaction with Pegasus and the sale of our membership interest in VSC Technologies, LLC to Measurement Incorporated on December 17, 2004.

     The final cash price paid at closing for the sale of the Component Products Technologies business to Pegasus approximated $2,246,000, of which $1,600,000 was paid in cash, $341,000 was issued as a note receivable from Pegasus, and $305,000 had been used to satisfy professional fees and other corporate costs that had been incurred related to the sale of our assets and the plan of liquidation and dissolution of the Company. In addition, Pegasus assumed certain contractual obligations of the Company, including its office leases, customer contracts and severance arrangements with certain employees. Upon closing the sale of VSC Technologies, LLC to Measurement Incorporated, we received $250,000 in cash. We will use the proceeds from both transactions to make a final cash distribution to shareholders and cover the additional costs associated with the liquidation and dissolution of the Company.

Item 8.01  Other Events

     The Company has changed it principal executive offices to:

           5811 Trenton Avenue
           P.O. Box 1358
           Stillwater, Oklahoma  74074

     The Company has also changed its telephone number to: (405) 707-9060.

Item 9.01  Financial Statements and Exhibits

     (a) Financial Statements - None.

     (b) Unaudited Pro Forma Financial Information.

     The following includes certain unaudited pro forma financial information related to the sale of our assets to PIC Acquisition, Inc. ("Pegasus"), a wholly owned subsidiary of Pegasus Imaging Corporation and the sale of our membership interest in VSC Technologies, (the "LLC") to Measurement Incorporated ("MI"). The unaudited pro forma balance sheet and the unaudited pro forma statement of operations has been prepared on the basis that the transactions with Pegasus and MI took place as of August 31, 2004 and the unaudited pro forma statement of operations has been prepared on the basis that the transactions with Pegasus and MI was consummated as of September 1, 2003, the beginning of the Company's fiscal year ended August 31, 2004. The unaudited pro forma financial statements should be read in conjunction with the notes thereto, our Form 10-KSB for the fiscal year ended August 31, 2004 and our Proxy Statement filed with the Securities and Exchange Commission on November 12, 2004.

TMS, Inc.
Unaudited Pro Forma
Balance Sheet
                                                Historical                                  Pro Forma
                                                August 31,            Pro Forma             August 31,
                                                   2004               Adjustments             2004
                                                   ----               -----------             ----
ASSETS

Current Assets:
   Cash and  cash equivalents                 $  1,404,542          618,492     (1)       $  2,023,034
   Trade accounts receivable, net                  334,377         (334,377)    (7)                  -
   Note receivable from Pegasus                          -          340,974     (2)            340,974
   Due from related parties                         42,835          (42,835)    (3)                  -
   Custom development work in process              201,981         (201,981)    (7)                  -
   Prepaid expenses and other current assets        29,028           70,968     (4)             99,996
   Deferred income taxes                             5,192           (5,192)                         -
                                              -------------     -------------             --------------
      Total current assets                       2,017,955          446,049                  2,464,004
                                              -------------     -------------             --------------

Property and equipment:
  Computer equipment                               287,057         (287,057)                         -
  Furniture and fixtures                           279,247         (279,247)                         -
                                              -------------     -------------             --------------
                                                   566,304         (566,304)                         -
  Less accumulated depreciation                   (470,130)         470,130                          -
                                              -------------     -------------             --------------
  Net property and equipment                        96,174          (96,174)    (7)                  -
                                              -------------     -------------             --------------

Capitalized software, net                          391,496         (391,496)    (7)                  -
Other assets                                        46,510          (46,510)    (7)                  -
                                              -------------     -------------             --------------
  Total other assets                               438,006         (438,006)                         -
                                              -------------     -------------             --------------
Total assets                                     2,552,135          (88,131)                 2,464,004
                                              =============     =============             ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                139,980           69,584     (6),(7)        209,564
   Accrued payroll expenses                        140,127         (140,127)    (7)                  -
   Income taxes payable                                  -           20,000     (6)             20,000
   Deferred revenue                                362,630         (362,630)    (7)                  -
                                              -------------     -------------             --------------
     Total current liabilities                     642,737         (413,173)                   229,564

    Investment in LLC                              110,839         (110,839)    (7)                  -
    Deferred income taxes                            5,192           (5,192)                         -
                                              -------------     -------------             --------------
     Total liabilities                             758,768         (529,204)                   229,564
                                              -------------     -------------             --------------

Shareholders' equity:
   Common stock                                    656,083                -                    656,083
   Additional Paid-in capital                   11,349,558                -                 11,349,558
   Accumulated (deficit) earnings              (10,212,274)         441,073     (6),(7)     (9,771,201)
                                              -------------     -------------             --------------
     Total shareholders' equity                  1,793,367          441,073                  2,234,440
                                              -------------     -------------             --------------

Total liabilities and shareholders' equity    $  2,552,135          (88,131)              $  2,464,004
                                              =============     =============             ==============

TMS, Inc.
Unaudited Pro Forma
Statement of Operations
                                             Historical                                               Pro Forma
                                             Year Ended               Pro Forma                      Year Ended
                                           August 31, 2004           Adjustments                   August 31, 2004
                                           ---------------           -----------                   ---------------
Revenue:
   Licensing and royalties                $   1,757,093             (1,757,093)     (7)            $           -
   Customer support and maintenance             654,066               (654,066)     (7)                        -
   Other services                               515,913               (515,913)     (7)                        -
                                          ----------------      ----------------                   --------------
                                              2,927,072             (2,927,072)                                -
                                          ----------------      ----------------                   --------------

Operating Costs and Expenses:
   Cost of revenue                              677,400               (677,400)     (7)                        -
   Selling & Marketing                          703,207               (703,207)     (7)                        -
   General & Administrative                     929,343               (846,011)     (4),(6)               83,332
   Research and development                     545,457               (545,457)     (7)                        -
   Loss in equity investment                     90,563                (90,563)     (7)                        -
                                          ----------------      ----------------                   --------------
                                              2,945,970             (2,862,638)                          (83,332)
                                          ----------------      ----------------                   --------------

Operating loss                                  (18,898)               (64,434)                          (83,332)

Other income (expense):
   Interest income                               16,878                 30,972      (2),(5),(7)           47,850
   Interest expense                              (4,811)                 4,811      (7)                        -
   Loss on sale of property                    (260,123)               260,123      (8)                        -
   Other, net                                     2,799                 (2,799)     (7)                        -
                                          ----------------      ----------------                   --------------

Loss before income taxes                       (264,155)               228,673                           (35,482)

Income tax expense                                1,415                 (1,415)                                -
                                          ----------------      ----------------                   --------------

Net loss                                  $    (265,570)               441,073                     $     (35,482)
                                          ================      ================                   ==============

Basic earnings per share                  $       (0.02)        $         0.03                     $       (0.00)
                                          ================      ================                   ==============

Weighted average common shares               13,113,026                      -                        13,113,026
                                          ================      ================                   ==============
Diluted earnings per share                $       (0.02)        $         0.03                     $       (0.00)
                                          ================      ================                   ==============
Weighted average common and common
  equivalent shares                          13,113,026                      -                        13,113,026
                                          ================      ================                   ==============


Notes to Unaudited Pro Forma Financial Statements

     (1)  Pro forma cash at August 31, 2004 is comprised of the following:

         Proceeds from sale of assets to Pegasus                  $   1,905,195
         Proceeds from sale of LLC interest to MI                       250,000
                                                                 ---------------
                                                                      2,155,195

         Cash paid for directors and officers discovery policy          (99,996)
         Cash paid for key employee severance                           (75,000)
         Cash received from LLC for development costs                    42,835
                                                                 ---------------
                                                                  $   2,023,034
                                                                 ===============

     (2) The total cash price for the sale of assets to Pegasus was $2,246,149 of which $340,749 was issued as a note receivable bearing interest at an annual rate of 5.25%. The note must be payable within 15 days after the date of liquidation, with such liquidation date being set by the Company in its sole and absolute discretion after January 31, 2005, or by August 15, 2005, whichever is earlier. The pro forma statement of operations assumes a full year of interest income under the note from Pegasus and accordingly includes an adjustment to interest income of $17,850.

     (3) As a condition to closing the sale of our interest in the LLC to MI, all software development costs were required to be paid. Accordingly, such payment is included in the pro forma cash balance at August 31, 2004.

     (4) The pro forma prepaid expense balance at August 31, 2004 represents a three year directors and officers discovery insurance policy. The pro forma statement of operations includes an adjustment for 12 months of amortization, or $33,332, related to the insurance policy.

     (5) Interest income includes a pro forma adjustment of $30,000 to reflect earnings on an expected average cash balance of $2,000,000 during the 12 months following the sales transactions at an estimated yield of 1.5%.

     (6) We estimate that professional fees, income taxes and other corporate costs related to the sale of our assets, implementation of the plan of liquidation and limited administrative activities for winding up the affairs of the Company will approximate $415,000, of which $32,975 was accrued at August 31, 2004. As discussed in Note 1, the pro forma financial statements include a cash adjustment of $174,996 for directors and officers insurance and key employee severance. An additional pro forma adjustment was made to current liabilities and accumulated deficit to reflect $176,589 and $20,000 of the remaining professional fees or corporate costs and alternative minimum taxes ultimately expected to be incurred and paid, respectively.

          In the pro forma statement of operations, which has been prepared as if the transactions with Pegasus and MI occurred at the beginning of the year, $210,000 of the $415,000 in estimated total costs has been excluded from the pro forma results because those costs are for employee severance, completion of purchase and sale agreements, proxy preparation and solicitation and other costs that are non-recurring in nature. The remaining $205,000 of the total costs represents an estimate for recurring items such as officers and directors compensation, insurance and professional fees related to SEC compliance and other administrative matters. Accordingly, a pro forma adjustment of $83,332 was made to general and administrative expense to give effect to the portion of the remaining $205,000 of estimated recurring costs that are expected to be incurred during the first 12 months following completion of the sales transactions.


     (7) Except for the pro forma adjustments discussed in Notes 1 - 6 above, all remaining assets, liabilities and associated revenue and expenses were included in the asset sales to Pegasus or MI and had those sales taken place as of and for the year ended August 31, 2004, the Company would have recognized a gain of $712,662. The effect of such gain is included in the pro forma adjustment to accumulated deficit, but excluded from the pro forma statement of operations because it is nonrecurring in nature. We expect to use a portion of our $2.7 million in tax operating loss carryforwards to offset any gains associated with the sales.

     (8) The loss on the sale of property relates to the sale of the Company's headquarters building to a third party other than Pegasus or MI. The pro forma statement of operations assumes that such transaction occurred as of the beginning of the year and such amount is not included in the pro forma financial results as the loss is nonrecurring in nature.

     (c) Exhibits.

Exhibit No.    Description
-----------    -----------

99.1 Press Release of December 20, 2004 titled "TMS Shareholders Approve Sale of Company Assets and Plan of Liquidation"

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TMS, INC.


Date  December 22, 2004              By  DEBORAH D. MOSIER
                                         Deborah D. Mosier, President

                               INDEX TO EXHIBITS

Exhibit
  No.      Description                       Method of Filing
  ---      -----------                       ----------------

99.1   Press Release of December 20, 2004   Filed herewith electronically
       titled "TMS Shareholders Approve
       Sale of Company Assets and Plan of
       Liquidation"